Exhibit 10.1

Commercial Paper Dealer Agreement

Guaranteed 4(a)(2) Program

Among

FMC TECHNOLOGIES, INC., as Issuer,

TECHNIPFMC PLC, as Guarantor,

and

[                    ], as Dealer

Concerning Notes to be issued pursuant to a Commercial Paper Issuing and Paying Agent Agreement dated as of September 14, 2017 between the Issuer and Bank of America, National Association, as Issuing and Paying Agent

Dated as of September 14, 2017

Commercial Paper Dealer Agreement [4(a)(2) Program; Guaranteed]

This agreement (the “Agreement”) sets forth the understandings among the Issuer, the Guarantor and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Dealer.

The Guarantor has agreed unconditionally and irrevocably to guarantee payment in full of the principal of and interest (if any) on all such Notes of the Issuer, pursuant to a guarantee, dated the date hereof, in the form of Exhibit D hereto (the “Guarantee”).

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1.	Offers, Sales and Resales of Notes.

1.1	While (i) the Issuer has and shall have no obligation to sell the Notes to the Dealer or to permit the Dealer to arrange any sale of the Notes for the account of the Issuer, and (ii) the Dealer has and shall have no obligation to purchase the Notes from the Issuer or to arrange any sale of the Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer and the Guarantor contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2	So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, the Issuer shall not, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which the Issuer hereby undertakes to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith. In no event shall the Issuer offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than broker-dealers as specifically permitted in this Section 1.2.

1.3	The Notes shall be in a minimum denomination of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding 365 days from the date of issuance and may have such terms as are specified in Exhibit C hereto, the Private Placement Memorandum, a pricing supplement, or as otherwise agreed upon by the applicable purchaser and the Issuer. The Notes shall not contain any provision for extension, renewal or automatic “rollover.”

1.4	The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agency Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form or forms annexed to the Issuing and Paying Agency Agreement.

1.5	If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agency Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer, and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer against its return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note. If such failure occurred for any reason other than default by the Dealer, the Issuer and the Guarantor agree, jointly and severally, to reimburse the Dealer on an equitable basis for the Dealer’s loss of the use of such funds for the period such funds were credited to the Issuer’s account.

1.6	The Dealer, the Issuer and the Guarantor hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a)    Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

(b)    [reserved].

(c)    No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, neither the Issuer nor the Guarantor shall issue any press release, make any other statement to any member of the press making reference to the offer or sale of the Notes or the Guarantee, or this Agreement, or place or publish any “tombstone” or other advertisement relating to the Notes, the offer or sale of the Notes or the Guarantee. To the extent permitted by applicable securities laws, the Issuer or the Guarantor, as applicable, shall (i) omit the name of the Dealer from any publicly available filing by the Issuer or the Guarantor that makes reference to the Notes, the offer or sale of the Notes, the issuance of the Guarantee or this Agreement, (ii) not include a copy of this Agreement in any such filing or as an exhibit thereto, and (iii) redact the Dealer’s name and any contact or other information that could identify the Dealer from any agreement or other information included in such filing. For the avoidance of doubt, the Issuer shall not post the Private Placement Memorandum on a website without the consent of the Dealer and each other dealer or placement agent, if any, for the Notes.

(d)    No sale of Notes to any one purchaser shall be for less than $250,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 principal or face amount of Notes.

(e)    Offers, sales, resales or other transfers of the Notes shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

(f)    The Dealer shall furnish or make available or shall have furnished or made available to each purchaser of Notes for which it has acted as the dealer a copy of the then-current Private Placement Memorandum unless such purchaser has previously received or had made available to it a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from the Issuer, the Guarantor and the Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Issuer and the Guarantor may be obtained.

(g)    The Issuer and the Guarantor, jointly and severally, agree for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Issuer and the Guarantor shall not be subject to Section 13 or 15(d) of the Exchange Act, the Issuer and the Guarantor will furnish, upon request and at their expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)    In the event that any Note offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuer shall immediately notify the Dealer (by telephone, confirmed in writing) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)    The Issuer and the Guarantor represent that neither the Issuer nor the Guarantor is currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. The Issuer and the Guarantor agree that, if the Issuer or the Guarantor shall issue commercial paper after the date hereof in reliance upon such exemption (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer and the Guarantor will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuer or the Guarantor, as the case may be, pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer and the Guarantor will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

1.7	Each of the Issuer and the Guarantor hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:

(a)    The Issuer and the Guarantor hereby confirm to the Dealer that (except as permitted by Section 1.6(i)) within the preceding six months neither the Issuer nor the Guarantor nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof acting on behalf of the Issuer or the Guarantor has offered or sold any Notes, or any substantially similar security of the Issuer or the Guarantor denominated in United States dollars, to, or solicited offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof. The Issuer and the Guarantor also agree that (except as permitted by Section 1.6(i)), as long as the Notes are being offered for sale by the Dealer and the other dealers referred to in Section 1.2 hereof as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Issuer nor the Guarantor nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof (except as contemplated by Section 1.2 hereof) will offer the Notes or any substantially similar security of the Issuer for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(a)(2) of the Securities Act and shall survive any termination of this Agreement. Each of the Issuer and the Guarantor hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or the Guarantor or some other party or parties.

(b)    The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least five business days’ prior written notice to that effect. The Issuer shall also give the Dealer prompt notice of the actual date that it commences to purchase securities with the proceeds of the Notes. Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

2.	Representations and Warranties of the Issuer and the Guarantor.

Each of the Issuer and the Guarantor represents and warrants as to itself that:

2.1	The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agency Agreement.

2.2	The Guarantor is a public limited company duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority to execute, deliver and perform its obligations under the Guarantee and this Agreement.

2.3	(a) This Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor and constitutes a legal, valid and binding obligation of the Issuer and the Guarantor enforceable against the Issuer and the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b)    The Issuing and Paying Agency Agreement has been duly authorized, executed and delivered by the Issuer and constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.4	The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agency Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.5	The Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.6	The offer and sale of the Notes and the Guarantee in the manner contemplated hereby do not require registration of the Notes or the Guarantee under the Securities Act, pursuant to the exemption from registration contained in Section 4(a)(2) thereof, and no indenture in respect of the Notes or the Guarantee is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.7	The Notes and the Guarantee will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer and the Guarantor, respectively, other than those claims that are mandatorily preferred by law.

2.8	No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes, the Guarantee or the Issuing and Paying Agency Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

2.9

Neither the execution and delivery of this Agreement, the Guarantee and the Issuing and Paying Agency Agreement, nor the issuance of the Notes in accordance with the Issuing and Paying Agency Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer or the Guarantor, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer or the Guarantor, other than any such mortgage, lien, charge or encumbrance which would not have a material adverse effect on the condition (financial or otherwise) or operations of the Issuer or the Guarantor or the ability of the Issuer or the Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agency Agreement, as applicable, or (ii) violate or result in a breach or a default under any of the terms of the charter documents or by-laws of the Issuer or the Guarantor, any contract or instrument to which the Issuer or the Guarantor is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer or the Guarantor is subject or by which it or its property is bound, which breach or default might have a material adverse effect on the condition (financial or otherwise) or operations of the Issuer or the Guarantor or the ability of the Issuer or the Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agency Agreement.

2.10	Except as may be disclosed in the Company Information, there is no litigation or governmental proceeding pending, or to the knowledge of the Issuer or the Guarantor threatened, against or affecting the Issuer or the Guarantor or any of their respective subsidiaries which might result in a material adverse change in the condition (financial or otherwise) or operations of the Issuer or the Guarantor or the ability of the Issuer or the Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agency Agreement.

2.11	Neither the Issuer nor the Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.12	Neither the Private Placement Memorandum (other than the Dealer Information) nor the Company Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13	Each of the Issuer, the Guarantor, their respective subsidiaries, and their respective officers and directors, and, to the knowledge of the Issuer or the Guarantor, each of their employees, affiliates and agents are in compliance with the FCPA, the United Kingdom Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and all other similar laws prohibiting bribery and corruption that are applicable to the Issuer or the Guarantor (“Applicable Anti-Corruption Laws”), and each of the Issuer and the Guarantor has instituted and maintains in effect policies and procedures designed to ensure compliance with Applicable Anti-Corruption Laws.

2.14

None of the Issuer, the Guarantor, any of their respective subsidiaries or any of their respective directors, officers or employees, or, to the knowledge of the Issuer or the Guarantor, any of their respective agents or affiliates or any subsidiary of the Issuer or Guarantor that will act in any capacity in connection with or benefit from the program established hereby is an individual or entity that is, or is owned or controlled by persons or entities that are: (i) listed in any Sanctions-related list of designated persons or entities maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority (collectively, “Sanctioned Persons”), or (ii) operating, organized or resident in a country, region or territory that is, or whose government is, the subject or target of any Sanctions (collectively, “Sanctioned Countries”); and none of the Issuer, the Guarantor, any of their respective subsidiaries or any of their respective directors, officers or employees, or, to the knowledge of the Issuer or the Guarantor, any of their respective affiliates or any subsidiary of the Issuer or Guarantor that will act in any capacity in connection with or benefit from the program established hereby will, directly or indirectly, use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity (x) to fund or facilitate any activities or business of or with any Sanctioned Person or vessel that is the subject of Sanctions or in any Sanctioned Country, at the time of such funding or facilitation, or (y) in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering of Notes, whether as dealer, advisor, investor or otherwise).

2.15	The Issuer, the Guarantor, their respective subsidiaries, their respective employees and officers, and, to the knowledge of the Issuer and the Guarantor, each agent, director and affiliate of the Issuer and the Guarantor are in compliance with all applicable Sanctions, and each of the Issuer and the Guarantor have instituted and maintains in effect policies and procedures designed to achieve compliance therewith by the Issuer, the Guarantor, their subsidiaries and their respective directors, officers and employees.

2.16	To the extent applicable to the Issuer and the Guarantor, the operations of the Issuer and the Guarantor and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of jurisdictions where the Issuer, the Guarantor and/or their respective subsidiaries conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines applicable to Issuer or Guarantor that are issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantor or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer and the Guarantor, threatened.

2.17

Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by each of the Issuer and the Guarantor to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer and the Guarantor set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and are guaranteed pursuant to the Guarantee, (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the condition (financial or otherwise) or operations of the Issuer or the Guarantor which has not been disclosed to the Dealer in writing or otherwise publicly disclosed and (iv) neither the Issuer nor the Guarantor is in default of any of its obligations hereunder or under the Notes, the Guarantee or the Issuing and Paying Agency Agreement.

2.18	Under the laws of England, neither the Guarantor nor any of its revenues, assets or properties has any right of immunity from service of process or from the jurisdiction of competent courts of England or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Issuing and Paying Agency Agreement or the Guarantee.

2.19	Provided no register of Notes of the Issuer is kept or maintained in the United Kingdom, there is no ad valorem stamp or documentary tax imposed by any governmental agency having jurisdiction over the Issuer or the Guarantor in connection with the execution, delivery, issuance, payment, performance, enforcement or introduction into evidence in a court of England of this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or any Note.

2.20	The choice of New York law to govern this Agreement, the Issuing and Paying Agency Agreement, the Guarantee and the Notes is, under the laws of the United Kingdom, a valid, effective and irrevocable choice of law, and the submission by the Guarantor in Section 7.3 (b) of the Agreement to the jurisdiction of the United States District Court and the courts of the State of New York, in each case located in the Borough of Manhattan, is valid and binding upon the Guarantor under the laws of the United Kingdom.

2.21	Any final judgment rendered by any court referred to in Section 2.20 in an action to enforce the obligations of the Guarantor under this Agreement, the Issuing and Paying Agency Agreement or the Guarantee is capable of being enforced in the courts of England without relitigation of the matters covered thereby.

2.22	As a condition to the admissibility in evidence of this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes in the courts of England, it is not necessary that this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes be filed or recorded with any court or other authority.

2.23	It is not necessary under the laws of England for the Dealer or any holder of Notes to be licensed, qualified or otherwise entitled to carry on business in England in order to enable the Dealer or such holder of Notes to enforce its respective rights under this Agreement, the Issuing and Paying Agency Agreement, the Notes or the Guarantee, as applicable.

3.	Covenants and Agreements of the Issuer and the Guarantor.

Each of the Issuer and the Guarantor covenants and agrees as to itself that:

3.1	The Issuer and the Guarantor will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes, the Guarantee or the Issuing and Paying Agency Agreement, including a complete copy of any such amendment, modification or waiver.

3.2	The Issuer and the Guarantor shall, whenever there shall occur any change in the condition (financial or otherwise) or operations of the Issuer or the Guarantor or any development or occurrence in relation to the Issuer or the Guarantor that would be material to holders of the Notes or potential holders of the Notes (including any (i) downgrading or receipt of any notice of intended or potential downgrading in the rating accorded any of the securities of the Issuer by any nationally recognized statistical rating organization which has published a rating of the Notes and (ii) public announcement by any such nationally recognized statistical rating organization to the effect that it has under surveillance or review, with possible negative implications, its rating of any of the Issuer’s securities) promptly, and in any event prior to any subsequent issuance of Notes hereunder, notify the Dealer (by telephone, confirmed in writing) of such change, development or occurrence.

3.3	The Issuer and the Guarantor shall from time to time furnish to the Dealer such publicly available information as the Dealer may reasonably request, including, without limitation, any press releases or material provided by the Issuer or the Guarantor to any national securities exchange or rating agency, regarding (i) the operations and financial condition of the Issuer or the Guarantor, (ii) the due authorization and execution of the Notes and the Guarantee, (iii) the Issuer’s ability to pay the Notes as they mature and (iv) the Guarantor’s ability to fulfill its obligations under the Guarantee.

3.4	The Issuer and the Guarantor will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Notes will comply with any applicable state Blue Sky laws; provided, however, that neither the Issuer nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.5	Neither the Issuer nor the Guarantor will be in default of any of its obligations hereunder or under the Notes, the Guarantee or the Issuing and Paying Agency Agreement, at any time that any of the Notes are outstanding.

3.6	The Issuer shall not issue Notes hereunder until the Dealer shall have received (a) opinions of counsel to the Issuer and the Guarantor, addressed to the Dealer, satisfactory in form and substance to the Dealer, (b) a copy of the executed Issuing and Paying Agency Agreement as then in effect, (c) a copy of the executed Guarantee, (d) a copy of the resolutions adopted by the Boards of Directors of the Issuer and the Guarantor, satisfactory in form and substance to the Dealer and certified by the Secretary or similar officer of the Issuer or the Guarantor, as the case may be, authorizing execution and delivery by the Issuer and the Guarantor of this Agreement, the Issuing and Paying Agency Agreement, the Guarantee and the Notes and consummation by the Issuer and the Guarantor of the transactions contemplated hereby and thereby, (e) in respect of each of the Issuer and the Guarantor, a certificate of its secretary, assistant secretary or other designated officer certifying as to (i) its organizational documents, and attaching true, correct and complete copies thereof, (ii) its representations and warranties being true and correct in all material respects, and (iii) the incumbency of its officers authorized to execute and deliver this Agreement, and in the case of the Issuer, the Issuing and Paying Agency Agreement and the Notes, and in the case of the Guarantor, the Guarantee, and to take other action on behalf of the Issuer or the Guarantor, as the case may be, in connection with the transactions contemplated hereby and thereby, (f) prior to the issuance of any book-entry Notes represented by a master note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Guarantor, the Issuing and Paying Agent and DTC and of the executed master note, (g) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agency Agreement), (h) confirmation of the then current rating assigned to the Notes by each nationally recognized statistical rating organization then rating the Notes, and (i) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.7	The Issuer and the Guarantor, jointly and severally, shall reimburse the Dealer for all of the Dealer’s out-of-pocket expenses related to this Agreement, including expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and for the reasonable fees and out-of-pocket expenses of the Dealer’s counsel.

3.8	Neither the Issuer nor the Guarantor shall file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer or sale of the Notes or the Guarantee.

4.	Disclosure.

4.1	The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer and the Guarantor. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuer and the Guarantor concerning the offering of Notes and to obtain relevant additional information which the Issuer possesses or can acquire without unreasonable effort or expense.

4.2	Each of the Issuer and the Guarantor agrees to promptly furnish the Dealer the Company Information as it becomes available, which may be satisfied with respect to any item of Company Information that is included in a report publicly filed with the SEC under the Exchange Act by the filing of such report.

4.3	(a) Each of the Issuer and the Guarantor further agrees to notify the Dealer promptly upon the occurrence of any event relating to or affecting the Issuer or the Guarantor that would cause the Private Placement Memorandum or any other Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading; provided, that the foregoing notice requirement may be satisfied with respect to any item of Company Information that is required to be included in a report publicly filed with the SEC under the Exchange Act by a written notice to the Dealer that such event has occurred, and the details with respect to such event may await the filing of such report.

(b)    In the event that the Issuer or the Guarantor gives the Dealer notice pursuant to Section 4.3(a) and (i) the Issuer is selling Notes in accordance with Section 1, (ii) the Dealer notifies the Issuer that it then has Notes it is holding in inventory, or (iii) any Notes are otherwise outstanding, the Issuer and the Guarantor agree promptly to supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Issuer and the Guarantor shall make such supplement or amendment available to the Dealer, provided that if only the circumstances set forth in clause (iii) above are applicable and the Issuer has suspended offers and sales of the Notes, neither the Issuer nor the Guarantor shall be required to amend or supplement the Private Placement Memorandum to the extent that the notice referenced in 4.3(a) involves non-public information not otherwise required to be disclosed.

(c)    In the event that (i) the Issuer or the Guarantor gives the Dealer notice pursuant to Section 4.3(a), (ii) (A) the Issuer is not selling Notes in accordance with Section 1, (B) the Dealer does not notify the Issuer or the Guarantor that it is then holding Notes in inventory, and (C) no Notes are otherwise outstanding, and

(iii) the Issuer or the Guarantor chooses not to promptly amend or supplement the Private Placement Memorandum in the manner described in clause (b) above, then all solicitations and sales of Notes shall be suspended until such time as the Issuer and the Guarantor have so amended or supplemented the Private Placement Memorandum, and made such amendment or supplement available to the Dealer.

(d)    Without limiting the generality of Section 4.3(a), to the extent that the Private Placement Memorandum sets forth financial information of the Issuer or the Guarantor, as the case may be (other than financial information included in a report described in clause (i) of the definition of “Company Information” that (i) is incorporated by reference in the Private Placement Memorandum or (ii) the Private Placement Memorandum expressly states is being made available to holders and prospective purchasers of the Notes but is not otherwise set forth therein), the Issuer and the Guarantor shall review, amend and supplement the Private Placement Memorandum on a periodic basis, but no less than at least once annually, to incorporate current financial information of the Issuer and the Guarantor to the extent necessary to ensure that the information provided in the Private Placement Memorandum is accurate and complete.

5.	Indemnification and Contribution.

5.1	The Issuer and the Guarantor, jointly and severally, will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, partners, incorporators, shareholders, servants, trustees and agents (hereinafter the “Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses (including, without limitation, fees and disbursements of counsel) or judgments of whatever kind or nature (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any information provided by the Issuer or the Guarantor to the Dealer included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by the Issuer or the Guarantor of any agreement, covenant or representation made in or pursuant to this Agreement. This indemnification shall not apply to the extent that the Claim arises out of or is based upon Dealer Information.

5.2	Provisions relating to claims made for indemnification under this Section 5 are set forth in Exhibit B to this Agreement.

5.3

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer and the Guarantor, jointly and severally, shall contribute to the aggregate costs incurred by the Dealer in connection with any Claim in the proportion of the respective economic interests of the Issuer, the Guarantor and the Dealer; provided, however, that such contribution by the Issuer and the Guarantor shall be in an amount such that the aggregate costs incurred by the Dealer do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder.

6.	Definitions.

6.1	“Applicable Anti-Corruption Laws” shall have the meaning set forth in Section 2.13.

6.2	“Claim” shall have the meaning set forth in Section 5.1.

6.3	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

6.4	“Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the Guarantor’s most recent report on Form 10-K filed with the SEC and each report on Form 10-Q or 8-K filed by the Guarantor with the SEC since the most recent Form 10-K, (ii) the Guarantor’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Guarantor’s other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure prepared pursuant to Section 4.3 hereof and (v) any information prepared or approved by the Issuer or the Guarantor for dissemination to investors or potential investors in the Notes.

6.5	“Current Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(i).

6.6	“Dealer Information” shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.

6.7	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

6.8	“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities entered into in connection with the implementation of the foregoing.

6.9	“FCPA” shall mean the Foreign Corrupt Practices Act of 1977 of the United States of America, as amended, and the rules and regulations thereunder.

6.10	“Indemnitee” shall have the meaning set forth in Section 5.1.

6.11	“Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.12	“Issuing and Paying Agency Agreement” shall mean the commercial paper issuing and paying agent agreement described on the cover page of this Agreement, or any replacement thereof, as such agreement may be amended or supplemented from time to time.

6.13	“Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, or any successor thereto or replacement thereof, as issuing and paying agent under the Issuing and Paying Agency Agreement.

6.14	“Money Laundering Laws” shall have the meaning set forth in Section 2.16.

6.15	“Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

6.16	“Outstanding Notes” shall have the meaning set forth in Section 7.9(ii).

6.17	“Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.18	“Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.19	“Replacement” shall have the meaning set forth in Section 7.9(i).

6.20	“Replacement Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(i).

6.21	“Replacement Issuing and Paying Agency Agreement” shall have the meaning set forth in Section 7.9(i).

6.22	“Rule 144A” shall mean Rule 144A under the Securities Act.

6.23	“Sanctioned Countries” and “Sanctioned Country” shall have the meanings set forth in Section 2.14.

6.24	“Sanctioned Persons” and “Sanctioned Person” shall have the meanings set forth in Section 2.14

6.25	“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Republic of France, or any other relevant sanctions authority.

6.26	“SEC” shall mean the U.S. Securities and Exchange Commission.

6.27	“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

7.	General

7.1	Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing, including by electronic mail, and shall be effective when received (or, in the case of electronic mail, acknowledged by read receipt) at the address of the respective party set forth in the Addendum to this Agreement.

7.2	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

7.3	(a) Each of the Dealer, the Issuer and the Guarantor agrees that any suit, action or proceeding brought by such party in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE DEALER, THE ISSUER AND THE GUARANTOR WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Each of the Dealer, the Issuer and the Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes.

(c) The Issuer hereby irrevocably designates, appoints and empowers The Corporation Trust Company with offices at 1209 Orange Street - Corporation Trust Center, Wilmington, Delaware 19801 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7.3(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Issuer agrees to designate a new, designee, appointee and agent in Delaware on the terms and for the purposes of this Section 7.3 satisfactory to the Dealer. The Guarantor hereby irrevocably designates, appoints and empowers The Corporation Trust Company with offices at 111 Eighth Avenue, New York, New York 10011 as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7.3(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes. Each of the Issuer and the Guarantor further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7.3 (whether or not such appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Agreement. Each of the Issuer and the Guarantor agrees that the failure of any such appointee, designee and agent to give any notice of any such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes or the Dealer to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. Each of the Issuer and the Guarantor hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts listed in Section 7.3(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(d) To the extent that the Guarantor or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to them, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Issuing and Paying Agency Agreement, the Guarantee or the Notes, it hereby irrevocably and unconditionally waives, and agrees for the benefit of the Dealer and any holder from time to time of the Notes not to plead or claim, any such immunity, and consents to such relief and enforcement.

7.4	This Agreement may be terminated, at any time, by the Issuer, upon one business day’s prior notice to such effect to the Dealer, or by the Dealer upon one business day’s prior notice to such effect to the Issuer. Any such termination, however, shall not affect the obligations of the Issuer and the Guarantor under Sections 3.7, 5 or 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5	This Agreement is not assignable by any party hereto without the written consent of the other parties, such consent not to be unreasonably withheld; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any affiliate of the Dealer.

7.6	This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.7	Except as provided in Section 5 with respect to non-party Indemnitees, this Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Sections 7.3(b) and (d) and Section 7.10 are hereby specifically and exclusively acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.

7.8

Each of the Issuer and the Guarantor acknowledges and agrees that (i) the purchase and sale, or placement, of the Notes pursuant to this Agreement, including the determination of any price for the Notes and Dealer compensation, are arm’s-length commercial transactions between the Issuer and the Guarantor, on the one hand, and the Dealer, on the other, (ii) in connection therewith and with the process leading to such transactions, the Dealer is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Issuer or the Guarantor or any of their affiliates, (iii) the Dealer has not assumed an advisory or fiduciary responsibility in favor of the Issuer or the Guarantor or any of their respective affiliates with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Issuer or the Guarantor or any of their respective affiliates on other matters) or any other obligation to the Issuer or the Guarantor or any of their affiliates except the obligations expressly set forth in this Agreement, (iv) the Issuer and the Guarantor are capable of evaluating and understanding and each understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (v) the Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and/or the Guarantor and that the Dealer has no obligation to disclose any of those interests by virtue of any advisory or fiduciary relationship, (vi) the Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vii) each of the Issuer and the Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Issuer and the Guarantor agrees that it will not claim that the Dealer has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Guarantor, in connection with such transactions or the process leading thereto. Any review by the Dealer of the Issuer or the Guarantor, the transactions contemplated hereby or other matters relating to such transactions shall be performed solely for the benefit of the Dealer and shall not be on behalf of the Issuer or the Guarantor. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer or the Guarantor and the Dealer with respect to the subject matter hereof. Each of the Issuer and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims the Issuer or the Guarantor may have against the Dealer with respect to any breach or alleged breach of fiduciary duty.

7.9	(i) The parties hereto agree that the Issuer and the Guarantor may, in accordance with the terms of this Section 7.9, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and paying agency functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agency Agreement”) (any such replacement, a “Replacement”).

(ii) From and after the effective date of any Replacement, (A) to the extent that the Issuing and Paying Agency Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the “Outstanding Notes”), then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the Replacement, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the Replacement, and (iii) all references to the “Issuing and Paying Agency Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agency Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agency Agreement, in respect of Notes issued on or after the Replacement; and (B) to the extent that the Issuing and Paying Agency Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (iii) all references to the “Issuing and Paying Agency Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agency Agreement.

(iii) From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until the Dealer shall have received: (a) a copy of the executed Replacement Issuing and Paying Agency Agreement, (b) a copy of the executed Letter of Representations among the Issuer, the Guarantor, the Replacement Issuing and Paying Agent and DTC, (c) a copy of the executed Master Note authenticated by the Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (d) an amendment or supplement to the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended or supplemented, satisfies the requirements of this Agreement, and (e) legal opinions of counsel to the Issuer and the Guarantor, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer, as to (x) the due authorization, delivery, validity and enforceability of Notes issued pursuant to the Replacement Issuing and Paying Agency Agreement, and (y) such other matters as the Dealer may reasonably request.

7.10	(a) Any payments to the Dealer hereunder or to any holder from time to time of Notes shall be in United States dollars and shall be free of all withholding for any taxes imposed by the jurisdiction in which the Guarantor is located. In the event any withholding is required by law, the Guarantor agrees to (i) pay the same and (ii) pay such additional amounts to the Dealer or any such holder which, after deduction of any such withholding for taxes imposed with respect to the payment of such additional amount, shall result in receipt by the Dealer or holder of such amounts as would have been received by them had no such withholding been required. The Guarantor will promptly pay any stamp duty or other similar taxes or governmental charges payable in connection with the execution, delivery, payment or performance of this Agreement, the Issuing and Paying Agency Agreement or the Guarantee and shall indemnify and hold harmless the Dealer and each holder of Notes from all liabilities arising from any failure to pay, or delay in paying, such taxes or charges.

(b)    Any Dealer or any holder of Notes that is entitled to an exemption from or reduction of withholding tax with respect to any payments made under this Agreement shall deliver to the Issuer and the Guarantor, at the time or times reasonably requested by the Issuer or the Guarantor, such properly completed and executed documentation reasonably requested by the Issuer or the Guarantor as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Dealer or any holder of Notes, if reasonably requested by the Issuer or the Guarantor, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Issuer or the Guarantor as will enable the Issuer or the Guarantor to determine whether or not such Dealer or any holder of Notes is subject to backup withholding or information reporting requirements or any withholding taxes imposed under FATCA.

(c)    The Issuer or the Guarantor shall not be required to pay any additional amount to any Dealer or any holder of Notes under this Section 7.10 with respect to (a) withholding taxes imposed on payments to such Dealer or holder of Notes if such Dealer or holder of Notes fails to satisfy Section 7.10(b) and (b) withholding taxes imposed under FATCA.

7.11	The Guarantor agrees to indemnify and hold harmless the Dealer and each holder from time to time of Notes against any loss incurred by the Dealer or such holder as a result of any judgment or order being given or made for any amount due hereunder or under the Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Dealer or such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by the Dealer or such holder. The foregoing indemnity shall constitute separate and independent obligations of the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

FMC TECHNOLOGIES, INC., as Issuer

By:
Name:	Brian Yates
Title:	Director, Foreign Exchange

By:
Name:	Agnès Brault
Title:	Vice President, Treasury and Financing

TECHNIPFMC PLC, as Guarantor

By:
Name:	Maryann T. Mannen
Title:	Executive Vice President and Chief Financial Officer

[ ], as Dealer

By:
Name:
Title:

Addendum

The following additional clauses shall apply to the Agreement and be deemed a part thereof.

1.	The other dealers referred to in clause (b) of Section 1.2 of the Agreement are [ ].

2.	The addresses of the respective parties for purposes of notices under Section 7.1 are as follows:

For the Issuer:

Address: 11740 Katy Freeway, Suite 100, Houston, Texas 77079

Attention: Director, Treasury Operations

Telephone number: (281) 591-4000

For the Guarantor:

Address: 11740 Katy Freeway, Suite 100, Houston, Texas 77079

Attention: Director, Treasury Operations

Telephone number: (281) 591-4000

For the Dealer:

Address: [                    ]

Attention: [                    ]

Telephone number: [                    ]

Exhibit A

Form of Legend for Private Placement Memorandum and Notes

THE NOTES AND THE GUARANTEE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO FMC TECHNOLOGIES, INC. (THE “ISSUER”), TECHNIPFMC PLC (THE “GUARANTOR”), THE NOTES AND THE GUARANTEE, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2)(i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

Exhibit B

Further Provisions Relating to Indemnification

(a) The Issuer and the Guarantor, jointly and severally, agree to reimburse each Indemnitee for all expenses (including reasonable fees and disbursements of internal and external counsel) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or action in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any such proceedings).

(b) Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer or the Guarantor, notify the Issuer and the Guarantor in writing of the existence thereof; provided that (i) the omission to so notify the Issuer or the Guarantor will not relieve it from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by it of substantial rights and defenses, and (ii) the omission to so notify the Issuer or the Guarantor will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer or the Guarantor of the existence thereof, the Issuer and the Guarantor will be entitled to participate therein, and to the extent that they may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and either the Issuer or the Guarantor or both, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer or the Guarantor, neither the Issuer nor the Guarantor shall have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer to such Indemnitee of the election of the Issuer and the Guarantor to assume the defense of such Claim and approval by the Indemnitee of counsel, the Issuer and the Guarantor will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that neither the Issuer nor the Guarantor shall be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer, representing the Indemnitee who is party to such Claim), (ii) the Issuer and the Guarantor shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer or the Guarantor has authorized in writing the employment of counsel for the Indemnitee. The indemnity, reimbursement and contribution obligations of the Issuer and the Guarantor hereunder shall be in addition to any other liability the Issuer or the Guarantor may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer, the Guarantor and any Indemnitee. Each of the Issuer and the Guarantor agrees that without the Dealer’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee.

Exhibit C

Statement of Terms for Interest – Bearing Commercial Paper Notes of FMC TECHNOLOGIES, INC.

THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE TRANSACTION SPECIFIC PRIVATE PLACEMENT MEMORANDUM SUPPLEMENT (THE “SUPPLEMENT”) (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.

1. General. (a) The obligations of the Issuer to which these terms apply (each a “Note”) are represented by one or more Master Notes (each, a “Master Note”) issued in the name of (or of a nominee for) The Depository Trust Company (“DTC”), which Master Note includes the terms and provisions for the Issuer’s Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in the Master Note.

(b) “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City and, with respect to LIBOR Notes (as defined below) is also a London Business Day. “London Business Day” means a day, other than a Saturday or Sunday, on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

2. Interest. (a) Each Note will bear interest at a fixed rate (a “Fixed Rate Note”) or at a floating rate (a “Floating Rate Note”).

(b) The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the “Issue Date”); (iii) the Stated Maturity Date (as defined below); (iv) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note. “Original Issue Discount Note” means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its Issue Price by more than a specified de minimis amount and which the Supplement indicates will be an “Original Issue Discount Note”.

(c) Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each an “Interest Payment Date” for a Fixed Rate Note) and on the Maturity Date (as defined below). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year and actual days elapsed.

If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

(d) The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a “Base Rate”) plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the “Spread”), if any, and/or multiplied by a certain percentage (the “Spread Multiplier”), if any, until the principal thereof is paid or made available for payment. The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (a) the CD Rate (a “CD Rate Note”), (b) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (c) the Federal Funds Rate (a “Federal Funds Rate Note”), (d) LIBOR (a “LIBOR Note”), (e) the Prime Rate (a “Prime Rate Note”), (f) the Treasury Rate (a “Treasury Rate Note”) or (g) such other Base Rate as may be specified in such Supplement.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the “Interest Reset Period”). The date or dates on which interest will be reset (each an “Interest Reset Date”) will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes which reset daily, each Business Day, in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the “Interest Payment Period”) and on the Maturity Date. Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each an “Interest Payment Date” for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement. In addition, the Maturity Date will also be an Interest Payment Date.

If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity.

Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the CD Rate, Commercial Paper Rate, Federal Funds Rate, LIBOR or Prime Rate, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.

The “Interest Determination Date” where the Base Rate is the CD Rate or the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is LIBOR will be the second London Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following Tuesday or the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

The “Index Maturity” is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.

The “Calculation Date,” where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.

All times referred to herein reflect New York City time, unless otherwise specified.

The Issuer shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes. The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.

All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

CD Rate Notes

“CD Rate” means the rate on any Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity as published in the source specified in the Supplement.

If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate will be the rate on such Interest Determination Date published under the caption specified in the Supplement in another recognized electronic source used for the purpose of displaying the applicable rate.

If such rate is not published in either the source specified on the Supplement or another recognized electronic source by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent will determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such Interest Determination Date of three leading nonbank dealers1 in negotiable U.S. dollar certificates of deposit in New York City selected by the Calculation Agent for negotiable U.S. dollar certificates of deposit of major United States money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity in the denomination of $5,000,000.

If fewer than the three dealers selected by the Calculation Agent are quoting as set forth above, the CD Rate will remain the CD Rate then in effect on such Interest Determination Date.

Commercial Paper Rate Notes

“Commercial Paper Rate” means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published by the Board of Governors of the Federal Reserve System (“FRB”) in “Statistical Release H.15(519), Selected Interest Rates” or any successor publication of the FRB (“H.15(519)”) under the heading “Commercial Paper-[Financial][Nonfinancial]”.

[1]	Such nonbank dealers referred to in this Statement of Terms may include affiliates of the Dealer.

If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity published in the daily update of H.15(519), available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/Update, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate (“H.15 Daily Update”) under the heading “Commercial Paper-[Financial][Nonfinancial]”.

If by 3:00 p.m. on such Calculation Date such rate is not published in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.

If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

“Money Market Yield” will be a yield calculated in accordance with the following formula:

Money Market Yield =	D × 360 × 100
360 - (D × M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Notes

“Federal Funds Rate” means the rate on any Interest Determination Date for federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” and displayed on Reuters Page (as defined below) FEDFUNDS1 (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”) under the heading EFFECT.

If the above rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds/(Effective)”.

If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.

If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.

“Reuters Page” means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified in this Statement of Terms or the Supplement, or any replacement page on that service.

LIBOR Notes

The London Interbank offered rate (“LIBOR”) means, with respect to any Interest Determination Date, the rate for deposits in U.S. dollars having the Index Maturity that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on such Interest Determination Date.

If no rate appears, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in such market selected by the Calculation Agent for a term equal to the Index Maturity and in principal amount equal to an amount that in the Calculation Agent’s judgment is representative for a single transaction in U.S. dollars in such market at such time (a “Representative Amount”). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such interest period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York City, on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, for a term equal to the Index Maturity and in a Representative Amount; provided, however, that if fewer than three banks so selected by the Calculation Agent are providing such quotations, the then existing LIBOR rate will remain in effect for such Interest Payment Period.

“Designated LIBOR Page” means the display on the Reuters 3000 Xtra Service (or any successor service) on the “LIBOR01” page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks.

Prime Rate Notes

“Prime Rate” means the rate on any Interest Determination Date as published in H.15(519) under the heading “Bank Prime Loan”.

If the above rate is not published in H.15(519) prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank Prime Loan”.

If the rate is not published prior to 3:00 p.m. on the Calculation Date in either H.15(519) or H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m. on that Interest Determination Date.

If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.

If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.

“Reuters Screen US PRIME1 Page” means the display designated as page “US PRIME1” on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Treasury Rate Notes

“Treasury Rate” means:

(1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the Supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 (or any other page as may replace that page on that service) or the Reuters Page designated as USAUCTION11 (or any other page as may replace that page on that service), or

(2) if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5) if the rate referred to in clause (4) not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6) if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement, or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D × N × 100
360 - (D × M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

3. Final Maturity. The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 365 days from the date of issuance. On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a Maturity Date, the principal amount of such Note, together with accrued and unpaid interest thereon, will be immediately due and payable.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” with respect to a Note: (i) default in any payment of principal of or interest on such Note (including on a redemption thereof); (ii) the Issuer or the Guarantor makes any compromise arrangement with its creditors generally including the entering into any form of moratorium with its creditors generally; (iii) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) with respect to the whole or substantially the whole of the assets of the Issuer or the Guarantor and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or (iv) the Issuer or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator, liquidator, assignee, custodian, trustee or sequestrator (or similar official), with respect to the whole or substantially the whole of the assets of the Issuer or the Guarantor or make any general assignment for the benefit of creditors. Upon the occurrence of an Event of Default, the principal of such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable.2

5. Obligation Absolute. No provision of the Issuing and Paying Agency Agreement under which the Notes are issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.

6. Supplement. Any term contained in the Supplement shall supercede any conflicting term contained herein.

[2]	Unlike single payment notes, where a default arises only at the stated maturity, interest-bearing notes with multiple payment dates should contain a default provision permitting acceleration of the maturity if the Issuer defaults on an interest payment.

Exhibit D Form of Guarantee

GUARANTY dated as of September 14, 2017 (as amended or supplemented from time to time, this “Agreement” and the guarantee constituted under this Agreement, the “Guarantee”) between TechnipFMC plc, a public company organized under the laws of England and Wales (the “Guarantor”), and FMC Technologies, Inc., a Delaware corporation, as beneficiary (“FMCTI”).

Reference is made to (i) the Issuing and Paying Agency Agreement dated as of September 14, 2017 (the “IPA Agreement”) by and between FMCTI, as issuer, and Bank of America, National Association, as agent, and (ii) the unsecured notes from time to time issued by FMCTI as part of its commercial paper program pursuant to the terms of the IPA Agreement (the “Commercial Paper”).

GUARANTY

1.    The Guarantee. The Guarantor hereby guarantees, as a primary obligor and not as a surety, to FMCTI and its successors and assigns, for the benefit of the holders from time to time of the Commercial Paper, the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of all obligations (the “Guaranteed Obligations”) owing by FMCTI in respect of the Commercial Paper. The Guarantor hereby agrees that, if FMCTI shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantor will promptly pay the same in cash, on demand, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

2.    Obligations Unconditional.

(a)    The obligations of the Guarantor under Section 1 shall constitute a guaranty of payment (and not of collection) and, to the fullest extent permitted by applicable law, are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, in each case, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety by the Guarantor (except for payment in full).

(b)    The Guarantor hereby expressly waives diligence, presentment, marshaling, protest and all notices whatsoever, and any requirement that FMCTI exhaust any right, power or remedy under this Agreement or any other agreement or instrument referred to herein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantor waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by FMCTI upon the guarantee made under this Agreement or acceptance of the Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon the Guarantee. The Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of FMCTI and its successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.

3.    Reinstatement. The obligations of the Guarantor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of FMCTI in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

4.    Remedies. The Guarantor agrees that, as between itself and FMCTI, the Guaranteed Obligations may be declared to be forthwith due and payable in accordance with the terms of the Commercial Paper, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against FMCTI or the Guarantor and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable, or the circumstances occurring where the Commercial Paper provides that such obligations shall become due and payable), such obligations (whether or not due and payable by FMCTI) shall forthwith become due and payable by the Guarantor for purposes of this Agreement.

5.    Continuing Guarantee. The Guarantee made by the Guarantor is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising until terminated under Section 7.

6.    Limitations on Guaranteed Obligations.

(a)    In any action or proceeding involving any federal, state, provincial or territorial, corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 1, then, notwithstanding any other provision to the contrary, the amount of such liability of the Guarantor shall, without any further action by the Guarantor or any other person, be automatically limited and reduced to the highest amount (after giving effect to any right of contribution) that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. To effectuate the foregoing, the Guarantor hereby irrevocably agrees that the Guaranteed Obligations of the Guarantor in respect of the Guarantee at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of the Guarantor with respect thereto hereof not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such Guarantee and its related contribution rights but before taking into account any liabilities under any other guarantee by the Guarantor. For purposes of the foregoing, all guarantees of the Guarantor other than its Guarantee will be deemed to be enforceable and payable after the Guarantee.

(b)    To the fullest extent permitted by applicable law, this Section 6 shall be for the benefit solely of creditors (including holders of the Commercial Paper from time to time) and representatives of creditors of the Guarantor and not for the benefit of the Guarantor or the holders of any equity interest in the Guarantor.

7.    Termination; Release of Guarantor. This Agreement and the Guarantee made hereunder may be terminated at any time upon 30 days’ prior written notice by FMCTI and the Guarantor to each Rating Agency (as hereinafter defined), in which event the Guarantor shall be automatically released from its obligations hereunder from and after such termination date and any Commercial Paper issued after the termination date shall not be guaranteed by the Guarantor; provided, however, that the Guarantor shall not be released from its obligations arising hereunder prior to such termination date and any Commercial Paper outstanding as of the termination date shall continue to be guaranteed by the Guarantor until repaid. “Ratings Agency” means each of S & P Global Ratings and Moody’s Investors Service, Inc., or any successor thereto.

MISCELLANEOUS

8.    No Waivers; Non-Exclusive Remedies. No failure or delay on the part of FMCTI to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Agreement or any other document or agreement contemplated hereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein are cumulative and are not exclusive of any other rights or remedies provided by applicable law.

9.    Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

10.    Limitation of Law; Severability.

All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all of the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law: (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of FMCTI in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

11.    Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective with respect to the Guarantor when FMCTI shall have received counterparts hereof signed by itself and the Guarantor. Delivery of a signed counterpart hereof by electronic transmission shall be effective as delivery of a manually signed counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantor has executed this Agreement as of the day and year first above written.

GUARANTOR:	TECHNIPFMC PLC

By:
Name:
Title:

Agreed to and Accepted:

FMC TECHNOLOGIES, INC.

By:
Name:
Title: